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                                  Exhibit 27(k)

                Opinion and Consent of Thomas E. Pierpan, Esq. to
                     Legality of Securities Being Registered



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                                 WRL LETTERHEAD

January 13, 2004


Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Life Account
570 Carillon Parkway
St. Petersburg Florida 33716

Gentlemen:

In my capacity as Vice President, Assistant Secretary and Senior Counsel of Western Reserve Life Assurance Co. of Ohio ("Western Reserve"), I have participated in the preparation and review of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 filed with the Securities and Exchange Commission (Reg. No. 333-110315) under the Securities Act of 1933 for the registration of flexible premium variable life insurance policies (the "Policies") to be issued with respect to the WRL Series Life Account (the "Account"). The Account was established on July 16, 1985, by the Board of Directors of Western Reserve as a separate account for assets applicable to the Policies, pursuant to the provisions of the Ohio Insurance Law.

I am of the following opinion:

  1. Western Reserve has been duly organized under the laws of Ohio and is a validly existing corporation.

  2. The Account has been duly created and is validly existing as a separate account pursuant to Ohio Insurance Law.

  3. Section 3907.15 of the Ohio Revised Code provides that the portion of the assets of the Account equal to the reserves and other liabilities for variable benefits under the Policies is not chargeable with liabilities arising out of any other business Western Reserve may conduct. Assets allocated to the Fixed Account under the Policies, however, are part of Western Reserve's general account and are subject to Western Reserve's general liabilities from business operations.

  4. The Policies, when issued as contemplated by the Registration Statement, will be legal and binding obligations of Western Reserve in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

I further hereby consent to reference to my name under the caption "Legal Matters" in the Statement of Additional Information incorporated by reference in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (File No. 333-110315) for the WRL Series Life Account filed by Western Reserve with the Securities and Exchange Commission.

Very truly yours,

/s/ Thomas E. Pierpan

Thomas E. Pierpan
Vice President, Assistant
Secretary and Senior Counsel